                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11(c) or Section Rule 14a-12

                        JARDINE FLEMING INDIA FUND, INC.
                     ---------------------------------------
                (Name of Registrant as Specified in its Charter)

                        JARDINE FLEMING INDIA FUND, INC.
                     ---------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
       or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)      Title of each class of securities to which transaction applies:

       ------------------------------------------------------------------------
2)     Aggregate number of securities to which transaction applies:

       ------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1)

       ------------------------------------------------------------------------
4)     Proposed maximum aggregate value of transaction:

       ------------------------------------------------------------------------
5)     Total fee paid.

       ------------------------------------------------------------------------
[ ]    Fee paid previously with preliminary materials.

       ------------------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing,

     1)   Amount previously paid:

          ---------------------------------------------------------------------
     2)   Form, schedule, or Registration Statement no.:

          ---------------------------------------------------------------------
     3)   Filing party:

          ---------------------------------------------------------------------
     4)   Date filed:

          ---------------------------------------------------------------------

-------------------------------------------------------------------------------

                                     (LOGO)

                        JARDINE FLEMING INDIA FUND, INC.

                                51 W. 52nd Street

                               New York, NY 10019

Dear Shareholder:

         You are cordially invited to attend the Special Meeting of Shareholders of the Jardine Fleming India Fund, Inc. (the "Fund") to be held at One Liberty Plaza, 39th Floor Conference Center, New York, NY 10006, on November 22, 2000, at 10:00 a.m.

         Jardine Fleming International Management Inc. ("JFIMI") currently serves as the Fund's investment advisor. JFIMI is an indirect subsidiary of Robert Fleming Holdings Limited ("RFH"). On August 1, 2000, The Chase Manhattan Corporation ("Chase") acquired a majority interest in RFH. This transaction resulted in a change of control of JFIMI. Under the Investment Company Act of 1940, the investment advisory and management agreement between the Fund and JFIMI (the "Agreement") was immediately terminated upon consummation of the transaction. Because of this termination, a new agreement now must be approved by the Fund's shareholders and the Board of Directors of the Fund (the "Board"). On October 18, 2000, the Board decided to recommend to shareholders a new agreement that is virtually identical to the old one.

         Accordingly, you are being asked to vote on this matter. The Board has given full and careful consideration to this matter and, in its judgment, has determined that the proposal is in the best interest of the Fund and its shareholders. The Board therefore recommends that you read the enclosed materials carefully and vote "FOR" the proposal.

         Your vote is important. To assure your representation at the meeting, please vote by signing and dating the enclosed proxy and returning it promptly in the accompanying envelope, whether or not you expect to be present at the meeting. If you attend the meeting, you may revoke your proxy and vote your shares in person.

         If you have any questions about this proxy solicitation, the transaction with Chase, or voting your shares, please do not hesitate to contact us toll-free at [telephone number].

         Sincerely,



         Julian Reid
         Chairman, Jardine Fleming India Fund, Inc.

                                     (LOGO)

                        JARDINE FLEMING INDIA FUND, INC.

                                51 W. 52nd Street

                               New York, NY 10019

                               QUESTIONS & ANSWERS

WE RECOMMEND THAT YOU READ ALL OF THIS PROXY STATEMENT. FOR YOUR CONVENIENCE, WE HAVE PROVIDED A BRIEF OVERVIEW OF THE ISSUE TO BE VOTED UPON AT THE SPECIAL MEETING OF SHAREHOLDERS.

Q:       WHAT IS HAPPENING?

A: On August 1, 2000, The Chase Manhattan Corporation ("Chase") acquired Robert Fleming Holdings Limited ("RFH"), the indirect corporate parent of Jardine Fleming International Management Inc. ("JFIMI"). JFIMI is the investment adviser for Jardine Fleming India Fund, Inc. (the "Fund"). As a result of this acquisition, there has been a change of control of JFIMI which requires the Fund to enter into a new investment advisory and management agreement. We are convening a Special Meeting of Shareholders to give the Fund's shareholders the opportunity to approve a new investment advisory and management agreement for the Fund.

Q: WHY AM I BEING ASKED TO VOTE?

A: The Investment Company Act of 1940, which regulates investment companies in the United States such as the Fund, requires a shareholder vote to approve a new investment advisory and management agreement whenever there is a change in control of a fund's investment advisor.

Q: HOW WILL THE NEW AGREEMENT AFFECT MY SHARES?

A: The Fund and its investment objectives will remain the same. JFIMI's fee structure, and underlying expenses will not change as a result of the acquisition of RFH by Chase. JFIMI does, however, expect to change its name to reflect its status as a part of the new Chase Flemings Asset Management organization. The primary consequence of the transaction is that RFH became a subsidiary of Chase. The new investment advisory and management agreement between the Fund and JFIMI would be virtually identical to the old investment advisory and management agreement and calls for JFIMI to operate as it has done in the past. You will continue to receive the same level of services that you have come to expect over the years.

Q: WILL THE INVESTMENT ADVISORY FEES BE THE SAME?

A: Yes, the investment advisory fees paid by the Fund to JFIMI will remain the same.

Q: WILL MY VOTE MAKE A DIFFERENCE?

A: Yes, your vote is needed to ensure that the new investment advisory and management agreement is approved. It is important that as many shareholders as possible be represented in the voting process.

Q: HOW DOES THE BOARD SUGGEST THAT I VOTE?

A: The Board of Directors for the Fund recommends that you vote "FOR" the proposed new investment advisory and management agreement between the Fund and JFIMI.

Q: WHO IS PAYING FOR EXPENSES RELATED TO THE SPECIAL MEETING OF SHAREHOLDERS?

A: All costs of the proxy solicitation and the Special Meeting of Shareholders will be paid by JFIMI. None of the costs associated with the transaction or this shareholder vote will be borne by the Fund.

Q: WHO DO I CALL IF I HAVE QUESTIONS?

A: We will be happy to answer your questions about the proxy solicitation. Please call us at [Telephone number].

Q: WHERE DO I MAIL MY PROXY CARD?

A: You may use the enclosed postage paid envelope or mail your proxy card to:

[Address]

                                     (LOGO)

                        JARDINE FLEMING INDIA FUND, INC.

                                51 W. 52nd Street

                               New York, NY 10019

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON NOVEMBER 22, 2000

         A Special Meeting (the "Meeting") of Shareholders of Jardine Fleming India Fund, Inc. (the "Fund") will be held at One Liberty Plaza, 39th Floor Conference Center, New York, New York 10006, on November 22, 2000, at 10:00 a.m., to consider and act upon a proposal to approve the new Investment Advisory and Management Agreement between the Fund and Jardine Fleming International Management Inc. ("JFIMI"), pursuant to which JFIMI will continue to serve as the investment advisor with respect to the assets of the Fund.

         October 19, 2000, was fixed by the Board of Directors as the record date for determination of shareholders entitled to notice of, and to vote at, the Meeting or any adjournments thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Paul H. Schubert
                                          Secretary

New York, New York
October 23, 2000

                  YOUR VOTE IS IMPORTANT -- Please execute and return the enclosed proxy promptly, whether or not you plan to attend the Jardine Fleming India Fund, Inc. Special Meeting of Shareholders.

                                     (LOGO)

                        JARDINE FLEMING INDIA FUND, INC.

                      51 W. 52nd Street, New York, NY 10019

                                 PROXY STATEMENT

                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Jardine Fleming India Fund, Inc. (the "Fund") of proxies to be voted at the Special Meeting of Shareholders (the "Meeting") of the Fund to be held at One Liberty Plaza, 39th Floor Conference Center, New York, NY 10006, on November 22, 2000, at 10:00 a.m., and at any adjournments thereof, to consider and act upon a proposal to approve the new investment advisory and management agreement between the Fund and Jardine Fleming International Management Inc. ("JFIMI"), pursuant to which JFIMI will continue to serve as the investment advisor with respect to the assets of the Fund. The enclosed proxy and this Proxy Statement are being sent to the Fund's shareholders on or about October 23, 2000.

         The cost of soliciting proxies and preparing the proxy materials will be borne by JFIMI. The Fund's brokers, custodians, nominees, and fiduciaries are to forward solicitation material to the beneficial owners of stock held of record and JFIMI will reimburse them for their reasonable out-of-pocket expenses in forwarding such solicitation material. In addition, proxies may be solicited personally or by telephone by directors, officers, and employees of the Fund without additional compensation to them.

         The Fund's Board of Directors has selected [Mr. Paul H.. Schubert] and [name], and each of them, to act as proxies with full power of substitution. All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked on or otherwise provided in each proxy. Unless instructions to the contrary are marked, shares represented by the proxies will be voted "FOR" the proposal. Any proxy may be revoked at any time prior to its exercise by submitting another proxy bearing a later date or by giving written notice to the Secretary of the Fund at the New York address indicated above or by voting in person at the Meeting. Unmarked proxy cards will be voted for approval of the new investment advisory and management agreement. A shareholder who attends the Meeting, however, is not required to revoke the proxy and vote in person.

         The Board of Directors has fixed the close of business on October 19, 2000, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof. At that date, there were outstanding and entitled to vote [9,746,088] shares of Common Stock, par value $0.001 per share. Shareholders of the Fund on that date will be entitled one vote on each matter to be voted for each share held.

         The required majority for approval of the new investment advisory and management agreement is the lesser of:

         (1) 67% of the outstanding shares of the Fund present at the Meeting;
or

         (2) More than 50% of the outstanding shares of the Fund.

         A quorum of shareholders is constituted by the presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund entitled to vote at the Meeting. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and "broker non-votes" will be treated as shares that are present but which have not been voted. "Broker non-votes" are shares held by a broker or nominee for which an executed proxy is received by the Fund but are not voted as to the proposal because instructions have not been received from the beneficial owners or persons entitled to vote, and the broker or nominee does not have discretionary voting power.

         In the event that a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve the proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. In determining whether to adjourn the Meeting, the following factors may be considered: the nature of the proposal, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote "FOR" the proposal in favor of an adjournment and will vote those proxies required to be voted "AGAINST" the proposal against any adjournment. If following a adjournment or adjournments a quorum cannot be established or a quorum is established but sufficient votes to approve the proposal are not received, the proposal will fail and the Fund will have to seek alternative arrangements for an investment advisor.

         The principal executive offices of the Fund are located at 51 W. 52nd Street, New York, NY 10019.

                                PRINCIPAL HOLDERS

                  As of [October 19, 2000], to the knowledge of the Fund, there were no persons known to be control persons of the Fund, as such term is defined in Section 2(a)(9) of the 1940 Act. As of such date, the only persons known to the Fund to have record or beneficial ownership of more than 5% of the outstanding common stock are the following:

Name and Address of Record / Beneficial Owner               Amount Record / Beneficial Ownership     Percent of Class
---------------------------------------------               ------------------------------------     ----------------
  (Record Owner)                                            [number] shares                          [number]%

     Cede & Co., nominee for The Depository Trust Company
     P.O. Box 20
     Bowling Green Station
     New York, NY 10204

  (Beneficial Owners)                                       [number] shares                          [number]%

     [President and Fellows of Harvard College
     c/o Harvard Management Company, Inc.
     600 Atlantic Avenue, Boston, Massachusetts
     02210]



                                       2

                                                            [number] shares                          [number]%

     [Barclays Bank PLC
     54 Lombard St.
     London ENEC3P3AH]

     [add others if necessary]

                                    PROPOSAL

                        TO APPROVE OR DISAPPROVE THE NEW
                  INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

   BACKGROUND & ACQUISITION OF ROBERT FLEMING HOLDINGS LTD. BY CHASE MANHATTAN

         Jardine Fleming International Management Inc. ("JFIMI"), incorporated in the British Virgin Islands in 1992 and registered as an investment advisor under the Investment Advisers Act of 1940, currently serves as the investment advisor to the Jardine Fleming India Fund, Inc. (the "Fund"). Prior to August 1, 2000, JFIMI was an indirect subsidiary of Robert Fleming Holdings Limited ("RFH"), a global asset management and investment banking group. RFH owned a 90% interest in JFIMI and Jardine Matheson Holdings Limited owned the remaining 10%. On August 1, 2000, The Chase Manhattan Corporation ("Chase") acquired 100% of the issued share capital of RFH. On August 15, 2000, Chase acquired Jardine Matheson's remaining 10% interest in JFIMI, thereby making JFIMI a wholly-owned subsidiary of Chase. The acquisition of RFH resulted in a change of control of JFIMI. Under the Investment Company Act of 1940, this change of control was an "assignment" which caused the immediate termination of the Investment Advisory and Management Agreement dated as of March 2, 1994, as amended on July 22, 1999 and further amended on January 20,2000 (the "Prior Agreement"). The Board of Directors of the Fund (the "Board") approved a temporary agreement (the "Interim Agreement") which will terminate automatically on December 28, 2000 (150 days subsequent to the consummation of the Chase acquisition of RFH). The Interim Agreement's function is to allow time for shareholders to vote on a new agreement.

                          INFORMATION CONCERNING CHASE

         Chase is one of the world's largest financial services institutions with approximately $[406] billion in assets. Its $[4] billion sales and trading organization serves institutional investors and corporations. Chase, through its private banking industry group, Chase Asset Management, also manages approximately $[232] billion in client assets. Chase's Global Investment Banking advises and provides integrated financial solutions to corporations, financial institutions, governments and entrepreneurs.

               SECTION 15(f) OF THE INVESTMENT COMPANY ACT OF 1940

         The acquisition of RFH by Chase is subject to Section 15(f) of the Investment Company Act. Section 15(f) provides in substance that, when a sale of controlling interest in an investment advisor occurs, the investment advisor or any of its affiliated persons, as defined in the Investment Company Act, may receive any amount or benefit in connection with the sale as long as two conditions are satisfied.

         First, an "unfair burden" must not be imposed on the investment company as a result of the transaction relating to the sale of such interest, or any express or implied terms, conditions or understandings applicable to the sale. The term "unfair burden" (as defined in the Investment Company Act) includes any arrangement during the two-year period after the transaction whereby the investment advisor (or predecessor or successor advisor), or any "interested person" (as defined in the Investment Company Act) of any such advisor, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company. The Board is not aware of any circumstances arising from the acquisition that might result in an unfair burden being imposed on the Fund. All parties involved in the transaction have agreed that they will use their reasonable best efforts to ensure that no unfair burden is placed on the Fund as a result of the acquisition during the two-year period following the acquisition.

         The second condition of Section 15(f) is that during the three-year period following the completion of a transaction, at least 75% of the investment company's directors must not be "interested persons" (as defined in the Investment Company Act) of the investment advisor or predecessor advisor or its affiliates. The Fund's current Board complies with this requirement and the Fund intends to maintain a Board similarly comprised for at least the three years required by Section 15(f).

            THE INTERIM INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

         JFIMI is serving as the investment advisor for the Fund under the Interim Agreement dated August 1, 2000. Pursuant to Section 15(a)(4) of the 1940 Act, following the consummation of Chase's 90% acquisition of RFH on August 1, 2000, the Prior Agreement was immediately terminated. On July 20, 2000, the Board authorized the current Interim Agreement to operate for 150 days after the acquisition of RFH by Chase. The 150 day-period expires on December 28, 2000. The Interim Agreement operates exactly as the Prior Agreement did with the following exception: all payment and compensation earned during the term of the Interim Agreement will be held in an interest-bearing escrow account with the Fund's custodian or a bank. If the new agreement is approved by the Board and a majority of the shareholders (see below) then the entire amount in the escrow account, including the earned interest, will be paid to JFIMI. If, however, the new agreement is not approved by the Board and a majority of the shareholders, then JFIMI will be paid out of the escrow account the lesser of (i) any costs incurred by JFIMI in performing under this Agreement (plus interest earned on that amount while in escrow), or (ii) the entire amount in the escrow account (including interest earned).

         The Prior Agreement was originally executed on March 2, 1994, and was amended by the Board on July 22, 1999 and January 20, 2000 to reflect reductions in annual fees, effective from December 1, 1999. As was the case under the Prior Agreement, JFIMI is entitled to receive from the Fund under the Interim Agreement an annual fee equal to 1.15% of the value of the weekly net assets of the Fund. The Interim Agreement's fee is computed beginning on August 1, 2000, the date of the consummation of Chase's acquisition of RFH.

              THE NEW INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

         On [October 18, 2000], the Board voted to recommend to shareholders a new investment advisory and management agreement (the "New Agreement") which will, if approved by the Fund's shareholders and the Board, replace the Interim Agreement. Shareholders will vote on the New Agreement at the Special Meeting of Shareholders and the Board will vote at a meeting to be attended by Directors in person, as required by the 1940 Act. The New Agreement is identical to the Prior Agreement except that the effective date will be December 29, 2000. The only substantive change that will occur if the New Agreement is approved is that the escrow account set out in the Interim Agreement will be eliminated.

         Under the New Agreement, JFIMI will continue to provide the same investment advisory services to the Fund that it provided under the Prior Agreement, including deciding what securities will be purchased and sold by the Fund, when purchases and sales are to be made, and arranging for such purchases and sales, all in accordance with the provisions of the Investment Company Act and any rules thereunder, the governing documents of Fund and any policies and determinations of the Board.

         As compensation for its services to the Fund under the New Agreement, JFIMI will be entitled to receive from the Fund fees calculated at the same rate as those charged under the Prior Agreement. If approved by shareholders, the New Agreement will become effective on December 29, 2000, and will remain in effect for an initial term of two years and shall continue thereafter provided its continuance is specifically approved by:

         1. A majority vote of the Board, cast in person at a meeting called for that purpose; or

         2. A vote of the holders of a majority of the outstanding voting securities of the Fund; and

         3. In either event, by a majority of the Board who are not parties to the New Agreement or interested persons of the Board or of any such party ("Independent Directors").

         The New Agreement provides that it may be terminated at any time, without penalty, by either party upon 60 days' written notice, provided that termination by the Fund shall be directed or approved by a vote of the Board or by a vote of holders of a majority of the shares of the Fund.

                            THE BOARD'S CONSIDERATION

         On [October 18, 2000], the Board, including all of the Independent Directors, met and unanimously voted to recommend the New Agreement to shareholders. In an effort to maximize continuity in the management of the Fund, the Board in approving the Interim Agreement and recommending the New Agreement decided to maintain the same management relationship with JFIMI. The Board expressed its desire that the Fund continue to be managed by the current portfolio management team, based on the Fund's performance record and JFIMI's highly regarded investment capability in the Asian region, including the India market. The Board also determined that the current fee level is appropriate and fair to the Fund.

         The Board has, over the years, considered the significance of the existence of the discount to net asset value ("NAV") at which the Fund's shares have traded on the New York Stock Exchange and the effect this discount has on shareholders. To address this concern, in recent months the Board has authorized the Fund to conduct two rounds of share repurchases, each for up to 10% of the Fund's outstanding shares, and a partial tender offer for the Fund's outstanding shares.

         The share repurchase, during which approximately 10% of the outstanding shares of the Fund were repurchased, was conducted from February 1, 2000, through March 16, 2000. The second share repurchase, in which the Board authorized the Fund to repurchase an additional 10% of its outstanding shares, was announced and commenced on August 11, 2000, and has been suspended as result of the tender offer. The Board may decide to resume the second round repurchase after the termination of the tender offer.

         The Fund's purchase of shares in the tender offer settled on October 18, 2000, and the Fund repurchased the full 30% of outstanding shares authorized by the Board. The discount of the market price of the Fund's shares to NAV was 23.44% on August 24, 2000, when the Board decided to make the Tender Offer and was [__]% on October 12, 2000, when the Tender Offer closed. Further information regarding the tender offer and the Fund's share repurchase program is provided in the Fund's Offer to Purchase, dated September 14, 2000, and its Supplement to the Offer to Purchase, dated September 25, 2000, copies of which are available to shareholders upon request.

         The Board will continue to seek actively to manage the discount to NAV at which the Fund's shares trade in the market in the future, including by a possible resumption of share repurchases. The Board has in the past and in the future will continue to consider both the absolute level of the discount and its level relative to other similar funds.

         The Board will continue to monitor both the liquidity of the Fund's shares and the Funds's expense ratio in the light of any actions taken to control the discount.

         The Board recommends that the shareholders vote "FOR" the proposal to approve the new investment advisory and management agreement between the Fund and JFIMI.

                               BOARD OF DIRECTORS

         The following table presents information concerning the current Board of Directors. The information includes their positions and principal occupations during the last five years. Each director who is an "interested person" of the Fund (within the meaning of Section 2(a)(19) of the Investment Company Act) is indicated by an asterisk ("*") preceding his name.

                                       Principal Occupations During
Name, Address and Age(1)               Past Five Years
------------------------               ----------------------------

Julian M. I. Reid (3)(4).............  Chief Executive Officer of Anglo American
                                       Asset Class I, Age: 56 Management
                                       Limited; Chairman of the Board of the
                                       Fund; Director of Jardine Fleming China
                                       Region Fund Inc. and JF Philippine Fund
                                       Inc.; former Director of Jardine Fleming
                                       International Holdings Limited and
                                       Jardine Fleming Investment Management
                                       Limited.

*A. Douglas Eu (3)...................  President of the Fund; Chief Operations
   Class III, Age: 39                  Officer and Secretary of Jardine Fleming
                                       International Management Inc.; Director
                                       of Jardine Fleming India Fund, Inc. and
                                       JF Philippine Fund Inc.; former Director of Jardine Fleming Investment Management
                                       Limited.

Jean Jocelyn de Chasteauneuf (2)(4)..  Adviser to the Executive Committee of the
   Class II, Age: 62                   Mauritius Commercial Bank Limited;
                                       Director of Union Commercial Bank of the
                                       Malagasy Republic; former Director of
                                       Banque Internationale des Mascaseignes
                                       Ltee.

Ashok V. Desai (2)(4)................  Consultant Editor of Business Standard;
   Class II, Age: 64                   former Secretary and Chief Consultant,
                                       Ministry of Finance, Government of India
                                       (1991-1993).

Timothy R. H. Kimber (2)(4)..........  Chairman of Dartmoor Investment Trust
   Class I, Age: 63                    Plc., Exeter Preferred Capital Investment
                                       Trust Plc., Martin Currie Pacific Trust
                                       Plc. And Taiwan Opportunity Fund;
                                       Director of New Zealand Investment Trust
                                       Plc., Invesco Japan Discovery Trust Plc.,
                                       Adam & Company Investment & Management
                                       Ltd., Border Asset Management Ltd., Noble
                                       Group Ltd., and the Cumberland Building
                                       Society.

E.L. Rene Noel (2)(4)................  Chairman of Mauritius Sugar Industry
  Class III, Age: 75                   Research Institute; Director of Central
                                       Electricity Board and Member of the
                                       Mauritius Sugar Authority, International
                                       Sugar Consultant; former Chairman and
                                       Managing Director of Compagnie de
                                       Beau-Vallon Group of Companies.

         (1) The Class III directors' term of office expires at the 2001 Annual Meeting with the position then becoming one for subsequent three-year terms; the Class I directors' term of office expires at the 2002 Annual Meeting with the position then becoming one for subsequent three-year terms and the Class II directors' term of office expires at the 2003 Annual Meeting with the position then becoming one for a subsequent three-year term.

         (2) Denotes member of the Audit Committee of the Board.

         (3) Denotes member of the Pricing Committee of the Board.

         (4) Denotes member of the Management Engagement Committee of the Board.

         The Board has an Audit Committee which reviews with management and the independent accountants for the Fund, among other things, the scope of the audit and the controls of the Fund and its agents, reviews and approves in advance the type of services to be rendered by the independent accountants, recommends the selection of independent accountants for the Fund to the Board, and in general considers and reports to the Board on matters regarding the Fund's accounting and bookkeeping practices. The Audit Committee members are Mr. Jean Jocelyn de Chasteauneuf, Dr. Ashok Desai, Mr. Timothy R.H. Kimber and Mr. E.L. Rene Noel. The Audit Committee met two times during the period from December 1, 1998 through November 30, 1999 ("Fiscal Year 1999") with each committee member attending both meetings. The Board does not have a Nominating Committee or a Compensation Committee.

         A Pricing Committee was established by the Board of Directors at the Board meeting held on July 17, 1998. Mr. Julian M.I. Reid and Mr. A. Douglas Eu were appointed as members of this Committee with effect from July 17, 1998. The Pricing Committee considers pricing and valuation policy issues and reviews bonus issue offerings. The quorum requirement was set at any one member.

         A Management Engagement Committee was established by the Board of Directors at the Board meeting held on October 20, 1998, comprising all independent directors. The Management Engagement Committee evaluates the investment performance of the Company's portfolio and considers the renewal of the Company's investment management contract for an additional one-year period. During Fiscal Year 1999, this committee met once with all the indipendent directors in attendance.

         During Fiscal Year 1999, the Board met four times. Each director attended all four of the meetings of the Board.

         In addition to Mr. Eu, the executive officers listed below hold the following positions with the Fund:

Name, Age and Title                                     Principal Occupations or Employment in Past Five Years

--------------------------------------------------- ---------------------------------------------------------------
Mr. Paul H. Schubert                                Senior Vice President and Director of the mutual fund finance
Age: 37                                             department of Mitchell Hutchins Asset Management Inc.;
Treasurer & Secretary                               Treasurer for other investment companies for which Mitchell
                                                    Hutchins serves as investment advisor/administrator.

--------------------------------------------------- ---------------------------------------------------------------
Ms. Joanne Kilkeary                                 Vice President of Mitchell Hutchins Asset Management Inc.;
Age: 32                                             Assistant Treasurer for other investment companies for which
Assistant Treasurer                                 Mitchell Hutchins serves as investment advisor/administrator.

         Each executive officer is considered an "interested person" within the meaning of Section 2(a)(19) of the Investment Company Act.

                     COMPENSATION OF DIRECTORS AND OFFICERS

         The table below sets forth the compensation paid by the Fund to its directors for Fiscal Year 1999:

                                                                        Total Compensation From Fund
                                            Total Compensation           and Fund Complex With Two
Name of Person, Position                        From Fund                          Funds
---------------------------------------- --------------------------- ----------------------------------
Julian M. I. Reid, Chairman and                   $15,634                         $28,634
Director
---------------------------------------- --------------------------- ----------------------------------
Jean Jocelyn de Chasteauneuf, Director            $13,500                         $13,500
---------------------------------------- --------------------------- ----------------------------------
Ashok V. Desai, Director                          $13,500                         $13,500
---------------------------------------- --------------------------- ----------------------------------
Timothy R.H. Kimber, Director                     $13,500                         $13,500
---------------------------------------- --------------------------- ----------------------------------
E.L. Rene Noel, Director                          $13,500                         $13,500

         Only independent board members are compensated by the Fund and the Complex; board members who are "interested persons" as defined by the Investment Company Act, do not receive compensation.

         The above compensation from the Fund is comprised solely of director's and attendance fees. The fees are paid on the basis of an annual fee of $10,000 plus $500 per meeting attended. In addition, a premium of $2,500 per annum is payable to the Chairman effective July 22, 1999. The Fund's directors do not receive any pension or retirement benefits as compensation for their services as directors of the Fund. Mr. Eu does not receive such fees because of his affiliation with JFIMI.

         None of the executive officers of the Fund received any compensation from the Fund during Fiscal Year 1999.

         Section 16(a) of the Securities Exchange Act of 1934 and Section 30(f) of the 1940 Act in combination require the Fund's directors and officers, persons who beneficially own more than ten percent of the Fund's common stock, and certain other persons to file reports of ownership of the Fund's securities and changes in such ownership with the Securities and Exchange Commission and the New York Stock Exchange. To the best of its knowledge, the Fund believes that all relevant persons have complied with the applicable filing requirements during Fiscal Year 1999.

                             THE INVESTMENT ADVISER

         The Fund's Investment Adviser is Jardine Fleming International Management Inc. ("JFIMI"), which was incorporated in the British Virgin Islands in 1992 and is registered as an investment adviser under the Investment Advisers Act. The Investment Adviser's principal address is 47th Floor, Jardine House, 1 Connaught Place, Hong Kong.

         The following table represents information concerning the principal executive officers and directors of JFIMI. The address of each, as it relates to his duties at JFIMI is the same as that of

Name                                          Position with JFIMI and Principal Occupation
----                                          --------------------------------------------
Mark B.E. White, Chief Executive Officer,     Director and Chief Executive Officer of JFIMI.
Director

Hugh M.G. Forsgate, Director                  Director of JFIMI; Non-executive Director of Jardine Engineering
                                              Corporation Ltd.; Chairman and Director of Eralda Industries Ltd.

Michael D. Testa, Director                    Director of JFIMI; Director of Fleming International Fixed Interest
                                              Management Ltd.; Chairman and Managing Director T. Rowe Price
                                              International, Inc.

Douglas A. Eu, Chief Operations Officer,      Director and Chief Operations Officer and Secretary of JFIMI; Director
Secretary                                     of Jardine Fleming India Fund, Inc., Jardine Fleming China Region
                                              Fund, Inc. and JF Philippine Fund Inc.

         The table below shows the fee schedule for the two funds JFIMI acts as an advisor for and the amount of advisory fees paid to JFIMI with respect to each fund for the fiscal year ended December 31, 1999 for the Jardine Fleming China Region Fund and November 30, 1999 for the Fund.

                            Annual Advisory Fee Rate

Name of Fund                                 (percentage of daily net assets)        Advisory Fee
------------                                  ------------------------------         ------------
Jardine Fleming China Region Fund, Inc.       1.25% up to $75 million, 1.00%          $1,061,548
                                                        thereafter

Jardine Fleming India Fund, Inc.                          1.15%                       $1,449,791


                                THE ADMINISTRATOR

         The Fund's Administrator is Mitchell Hutchins Asset Management Inc., whose address is 51 W. 52nd Street, New York, NY 10019.

                       DEADLINE FOR SHAREHOLDER PROPOSALS

         Shareholder proposals intended to be presented at the 2001 Annual Meeting of the Shareholders of the Company must be received by November 16, 2000, to be included in the Proxy Statement for that meeting. A Shareholder seeking to have a proposal considered at the 2001 Annual Meeting whose proposal is not received by November 16, 2000, should notify the Fund no later than January 31, 2001. If notice is not received by January 31, 2001, then the persons appointed as proxies may vote on the proposal as they see fit notwithstanding that shareholders have not been advised of the proposal in the Proxy Statement.

                                  OTHER MATTERS

         The Board of Directors of the Fund knows of no other matters to be presented for action at the Meeting other than those mentioned above; however, if any other matters properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their judgment of the best interests of the Fund.

         THE FUND WILL FURNISH, WITHOUT CHARGE, COPIES OF THE ANNUAL REPORT TO SHAREHOLDERS UPON REQUEST. REQUESTS FOR COPIES OF SUCH REPORTS SHOULD BE DIRECTED TO:

STATE STREET BANK & TRUST COMPANY P.O. Box 8200 Boston, MA 02266-8200
800-426-5523

                                      By order of the Board of Directors

                                      [Signature]

                                      Julian Reid

                                      Chairman